EXHIBIT  2.1

                    AGREEMENT FOR PURCHASE AND SALE OF STOCK
                                       AND
                             PLAN OF REORGANIZATION


     THIS AGREEMENT is entered into as of September 18, 1998, between PERDANA TECHNOLOGY VENTURE SDN, BHD, a Malaysian company duly formed and existing under the laws of Section 12 of Securities Ind. Act, acting as agent on behalf those persons and entities identified in Schedule A attached hereto, who are the beneficial purchasers and subscribers for the common shares as hereinafter set forth, referred to as the Purchaser in this agreement; M. STEPHEN ROBERTS, an individual who is a shareholder of Note Bankers of America, Inc., a Texas corporation, referred to as the Seller in this agreement; and NOTE BANKERS OF AMERICA, INC., a Texas corporation, referred to as the Corporation or NBAI in this agreement.

                                    RECITALS

     A. The Seller is the owner of 19,675,000 shares of the outstanding common stock of Note Bankers of America, Inc., a Texas corporation, referred to as the Corporation or NBAI in this agreement, 18,640,000 of which are to be sold pursuant to this agreement.

     B. The Seller desires to sell to the Purchaser, and the Purchaser desires to purchase from the Seller, an aggregate total of 18,640,000 shares of the common stock of the Corporation owned by Seller on the terms and conditions contained in this agreement.


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     C.   Corporation will effect a reorganization  consisting of a one for four
          (1:4) reverse stock split which will result in a reduction of the outstanding and issued shares to 5,888,750 ("Rollback").


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     D.   Contemporaneous  with the sale of the 18,640,000  shares to Purchaser,
          Purchaser   desires  to  subscribe   for  and  acquire  an  additional
          25,000,000 shares of original issue common stock from the Corporation, which shares shall be issued post rollback.

     E. Seller desires to retain the right to the use of the name "Note Bankers of America, Inc." and reserve the right on behalf of himself and all current shareholders of NBAI to effect such corporate reorganization of NBAI prior to and subsequent to the Closing Date as will effect such purposes without interference to Purchaser and at the sole expense of current NBAI shareholders.

THEREFORE,  the  parties  agree  as  follows:

                                   AGREEMENT

                           Purchase and Sale of Stock

     1. Seller agrees to sell to the Purchaser, and the Purchaser agrees to purchase, at the Closing Date, 18,640,000 pre rollback shares of Common Stock of the Corporation (the "Purchase Shares") which are legally and beneficially owned by the Seller, said Purchase Shares authorized and issued.

          At the Closing Date, the Sellers shall deliver to the Purchaser a certificate or certificates evidencing the Shares in a form ready for transfer and duly indorsed to the Purchaser, appropriately endorsed irrevocable stock powers, and/or duly executed instructions to transfer directed to Corporation. Thereafter, Seller shall execute and deliver such other documents and instruments, and take such other actions, as the Purchaser may reasonably request, in order more fully to vest in the Purchaser perfect title to the Shares and any and all other right, title, interest, claim, or demand of any kind that the Sellers may have with respect to the Shares.

                                 Purchase Price

     2. The total price to be paid by the Purchaser to the Seller for the Purchase Shares pursuant to this agreement is set forth on Schedule 2.

                            Payment of Purchase Price

     3. The purchase price described in Paragraph 2 shall be paid by wire transfer in collected funds.

                        Subscription for Shares; Payment

     4. Issuance of Shares of NBAI for Cash. At or prior to the Closing, 25,000,000 post rollback "unregistered" and "restricted" shares of common stock of NBAI ("Subscription Shares") shall be issued to Purchaser in consideration of the sum of $110,000 US. The Purchaser shall, pursuant to a separate subscription agreement, a copy of which is attached as Exhibit A, subscribe and pay for the Subscription Shares of original issue common stock of the Corporation.

                            Closing and Closing Date

     5. The Closing Date under this agreement must be on or before November 15, 1998 unless, before that date, the parties mutually agree, in writing, to a different date. The Closing will be held at the offices of M. Stephen Roberts, Attorney at Law, One Riverway, Suite 1700, Houston, Texas 77056 at 10: 00 a. m. on the Closing Date. The closing may be accomplished by wire, express mail or other courier service, conference telephone communications or as otherwise agreed by the respective parties or their duly authorized representative.

                    Representations and Warranties by Seller

     6.     Seller  represents  and  warrants  to  the  Purchaser  as  follows:

          (a) Title to Shares. Seller has good, absolute, and marketable title to the Shares, free and clear of all liens, claims, encumbrances, and restrictions of every kind, except restrictions imposed by applicable state and federal securities laws. Seller has the complete and unrestricted right, power, and authority to sell, transfer, and assign the Shares pursuant to this agreement. The delivery of the Shares to the Purchaser will vest the Purchaser with good, absolute, and marketable title to all of the Shares, free and clear of all liens, claims, encumbrances, and restrictions of every kind, except as set forth below.


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          (b)     The  Corporation  has authorized the issuance of the shares of common stock to be transferred pursuant to this Agreement, that the Shares when issued and outstanding will be duly authorized, validly issued, and outstanding, fully paid and nonassessable. Furthermore, to the knowledge of Seller, the issuance and sale of these Shares did not violate the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission, or any applicable state securities or Blue Sky laws.

          (c) Restricted Securities. All of the Shares to be transferred to Purchaser pursuant to the terms of this Agreement are "restricted securities" within the meaning of Rule 144 of the Securities Act of 1933. The Corporation has or shall issue stop transfer instructions to the transfer agent for its common stock and with respect to the Shares and shall place the following legend, or one substantially similar thereto, on the certificates representing the Shares:

          "The securities represented by this certificate have been acquired pursuant to a transaction effected in reliance upon an exemption under the Securities Act of 1933, as amended (the "Act"), and have not been the subject to a Registration Statement under the Act or any state securities act. The securities may not be sold or otherwise transferred in the absence of such registration or applicable exemption therefrom under the Act or any applicable state securities act."

          (d) No Brokers or Finders. Neither the Purchaser nor the Seller will be obligated in any way for any commission, fee, or other remuneration to any finder, broker, or the like in connection with this Agreement or its negotiation, execution, or performance.

          (e)     Corporate  Cleanup.  Any  corporate  cleanup required to bring
                  ------------------
current corporate filings, state or federal, including such filings as may be necessary to bring the Corporation current in its Securities and Exchange Act of 1934 reporting requirements through the Closing, and any fees or expenses incident thereto (except current liabilities of NBAI as of closing), including costs and expenses to defray any and all additional legal, audit, transfer agent, SEC filing fees and expenses, shall be completed in a reasonable period of time as expeditiously as is practicable.

                  Representations and Warranties of Corporation

     7. NBAI represents and warrants to, and covenants with, the Purchaser as follows:

          (a) Corporate Status. NBAI is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and is licensed or qualified as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary (Texas only). NBAI is a publicly held company, having previously and lawfully offered and sold a portion of its securities in accordance with applicable federal and state securities laws, rules and regulations.

          (b) Capitalization. The authorized capital stock of NBAI consists of 500,000,000 shares of one mill ($0.001) par value common voting stock, of which 23,555,000 shares are issued and outstanding, all fully paid and non-assessable; and 150,000,000 shares of no par value preferred stock, none of which are issued and outstanding. Except as provided herein, there are no outstanding options, warrants or calls pursuant to which any person has the right to purchase any authorized and unissued common stock of NBAI.

          (c) Financial Statements. NBAI has been an inactive company since November, 1997 and any financial statements of NBAI furnished to the Purchaser, are correct and fairly present the financial condition of NBAI at such dates and for the periods involved; such statements were prepared in accordance with generally accepted accounting principles consistently applied, and no material change has occurred in the matters disclosed therein, except as herein indicated. NBAI has had no operations, as shown therein, and, as of this date has, and as of the date of closing shall have, no debts or other obligations, including, but not limited to, taxes, transfer agent fees, attorney's fees, accounting fees, rent, wages, printing or mailing costs, insurance or any other claims or liabilities, whether disclosed or undisclosed, which in the aggregate exceed the sum to be delivered to M. Stephen Roberts pursuant to Paragraph 4 and which will not be discharged therefrom.

          (d) Undisclosed Liabilities. NBAI has no liabilities, whether accrued, absolute, contingent or otherwise, including, without limitation, tax liabilities and interest due or to become due, which will not be discharged from the funds delivered to M. Stephen Roberts pursuant to Paragraph 4.

          (e) Interim Changes. Since the date of its balance sheets, there have been no (1) changes in financial condition, assets, liabilities or business of NBAI; (2) damages, destruction or losses of or to property of NBAI, payments of any dividend or other distribution in respect of any class of stock of NBAI, or any direct or indirect redemption, purchase or other acquisition of any class of any such stock; or (3) obligations of any kind incurred as to anyone, including, but not limited to compensation, retirement benefits or other commitments to employees.

          (f) Title to Property. NBAI has good and marketable title to all properties and assets, real and personal, reflected in its balance sheets, and the properties and assets of NBAI are subject to no mortgage, pledge, lien or encumbrance, and no default exists.

          (g) Litigation. There is no litigation or proceeding pending, or to the knowledge of NBAI, threatened, against or relating to NBAI, its properties or business. Further, no officer, director or person who may be deemed to be an affiliate of NBAI is party to any material legal proceeding which could have an adverse affect on NBAI (financial or otherwise), and none is party to any action or proceeding wherein any has an interest adverse to NBAI.

          (h) Books and Records. From the date of this Plan to the Closing, NBAI will (1) give to Purchaser their representatives full access during normal business hours to all of its offices, books, records, contracts and other corporate documents and properties so that the Purchaser or their representatives may inspect and audit them; and (2) furnish such information concerning the properties and affairs of NBAI as the Purchaser or their respective representatives may reasonably request.

          (i) Corporate Authority. NBAI has full corporate power and authority to enter into this Plan and to carry out its obligations hereunder and will deliver to the Purchaser or their respective representatives at the Closing a certified copy of resolutions of its Board of Directors authorizing execution of this Plan by its officers and performance thereunder.

          (j) Due Authorization. Execution of this Plan and performance by NBAI hereunder have been duly authorized by all requisite corporate action on the part of NBAI, and this Plan constitutes a valid and binding obligation of NBAI and performance hereunder will not violate any provision of the Articles of Incorporation, Bylaws, agreements, mortgages or other commitments of NBAI.

          (k) Environmental Matters. NBAI has no knowledge of any assertion by any governmental agency or other regulatory authority of any environmental lien, action or proceeding, or of any cause for any such lien, action or proceeding related to the business operations of NBAI. In addition, to the best knowledge of NBAI, there are no substances or conditions which may support a claim or cause of action against NBAI or any of its current or former officers, directors, agents or employees, whether by a governmental agency or body, private party or individual, under any Hazardous Materials Regulations. "Hazardous Materials" means any oil or petrochemical products, PCB's, asbestos, urea formaldehyde, flammable explosives, radioactive materials, solid or hazardous wastes, chemicals, toxic substances or related materials, including, without limitation, any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," or "toxic substances" under any applicable federal or state laws or regulations. "Hazardous Materials Regulations" means any regulations governing the use, generation, handling, storage, treatment, disposal or release of hazardous materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act and the Federal Water Pollution Control Act.

          Provided however, that all representations, warranties and covenants of NBAI shall be deemed true and correct as of the Closing Date if they are true on the Closing Date or within 60 days thereafter, it being recognized by the parties as provided herein that some corporate cleanup is required.

                   Representations and Warranties of Purchaser

     8. Purchaser represents and warrants to, and covenants with, the Seller and NBAI as follows:

          (a) Confidentiality. Until the Closing (and thereafter if there is no Closing), Purchaser and its representatives will keep confidential any information which they obtain from the Seller or from NBAI concerning the properties, assets and business of NBAI. If the transactions contemplated by this Plan are not consummated by September 15, 1998, Purchaser will return to NBAI all written matter with respect to NBAI obtained by Purchaser in connection with the negotiation or consummation of this Plan.

          (b) Investment Intent. Purchaser is acquiring the NBAI Shares to be transferred to it under this Agreement and Plan for investment and not with a view to the sale or distribution thereof, and Purchaser has no commitment or present intention to liquidate NBAI or to sell or otherwise dispose of the NBAI Shares. Any Purchaser agrees to execute the Investment Letter attached as Exhibit B as a condition precedent to the delivery of Purchase Shares.

          (c) Corporate Authority. Purchaser has full corporate power and authority to enter into this Plan and to carry out its obligations hereunder and will deliver to the Seller and NBAI or their respective representatives at the Closing a certified copy of resolutions of its Board of Directors authorizing execution of this Plan by its officers and performance thereunder.

          (d) Access to Information Regarding NBAI. Purchaser acknowledges that it has been delivered copies of documents Purchaser has requested from NBAI, which NBAI believes to be sufficient material information respecting NBAI and its present and contemplated business operations, potential acquisitions, management and other factors. Purchaser further acknowledges that it has had a reasonable opportunity to review such documentation and discuss it, to the extent desired, with its legal counsel, directors and executive officers; that it has had, to the extent desired, the opportunity to ask questions of and receive responses from the directors and executive officers of NBAI, and with the legal and accounting firms of NBAI, with respect to such documentation; and that to the extent requested, all questions raised have been answered and documents requested have been provided to Purchaser to its complete satisfaction.

          (e) Purchaser agrees to permit Seller on behalf of all current shareholders of NBAI to retain the right to the use of the name "Note Bankers of America, Inc." and acknowledges the reservation to the use of the name on behalf of himself and all current shareholders of NBAI; and further specifically agrees to permit such corporate action or reorganization as may be necessary in the sole discretion of Seller to effect such corporate reorganization of NBAI prior to and subsequent to the Closing Date as will effect such purposes, provided such action or reorganization is without interference to Purchaser and its purposes with respect to the acquisition of the Purchase Shares and Subscription Shares and provided such action or reorganization is at the sole expense of Seller and/or current NBAI shareholders.

                               Special Warranties

     9. Corporation, its officers and directors, and Seller warrant and represent that it will, prior to the purchase of the Subscription Shares ("Pre-Rollback"), do such things as are incidental and necessary to effect a one for four (1:4) reverse stock split; provided that the manner of effecting the reverse split shall not reduce the number of shares held by any shareholder below 100 shares. The reverse split result in a reduction of the outstanding and issued shares to 5,888,750; plus such additional number of shares as required to ensure that no shareholder shall hold less than 100 shares as a result of the reverse split

                Conditions Precedent to Obligations of Purchaser

     10. The following conditions must be satisfied before the Purchaser has an obligation to complete this agreement on the Closing Date:

          (a) No Material Errors. The representations and warranties of the Seller in Paragraph 6 of this agreement will be deemed to be made again on the Closing Date, and must then be true and correct.

          (b) Officer's Certificate. Purchaser shall have been furnished with a certificate signed by the President of NBAI, dated as of the Closing, certifying (1) that all representations and warranties of NBAI are true and correct; (2) that there has been no material adverse change in the financial condition of NBAI that would prevent the funds paid pursuant to Paragraph 4 from being sufficient to defray the legal, audit, transfer agent, SEC filing fees and expenses necessary to bring the Corporation current in its Securities and Exchange Act of 1934 reporting requirements through the Closing Date.

                                    Expenses

     11. Each of the parties shall bear all expenses incurred by it in connection with this agreement.

                              Amendment and Waiver

     12. This agreement may be amended or modified at any time, but only by means of an instrument in writing executed by both the Purchaser and the Seller.

                                   Assignment

     13. The Seller, its successors in interest, and the Purchaser may not assign this agreement nor any right under this agreement without the prior written consent of the other, except for an assignment incident to a merger, consolidation, or reorganization of either party. Nothing in this agreement, expressed or implied, is intended to confer on any person, other than the parties and their successors, any rights or remedies under or by reason of this agreement.

                                     Notices

     14. Any notice, communication, or request under this agreement must be in writing and may be given or be served by depositing the notice in the United States mail, by facsimile, or by personal delivery. In the case of notice served by mail, the notice will be effective on deposit in the mails so long as it is addressed to the party to be notified, postage prepaid, and is registered or certified with return receipt requested. For purposes of notice, the addresses of the parties will, until changed, be as follows:

          SELLER:

                    M.  Stephen  Roberts
                    One  Riverway,  Suite  1700
                    Houston,  TX  77056
                    Fax:  713-961-1148

          PURCHASER:

                    Perdana  Technology  Venture  SDN,  BHD.
                    Fax:  03-945-0424

          CORPORATION:

                    Note  Bankers  of  America,  Inc.
                    C/O  M.  Stephen  Roberts
                    One  Riverway,  Suite  1700
                    Houston,  TX  77056
                    FAX:  713-961-1148

                              Counterpart Execution

          15. This agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together constitute but one and the same instrument.

                              Integrated Agreement

          16. This agreement constitutes the entire agreement between the parties. There are no agreements, understandings, restrictions, warranties, or representations between the parties other than those set forth in this agreement. This agreement supersedes all prior agreements and understandings between the parties.

                                  Choice of Law

          17. The laws of the State of Texas, USA will govern the validity of this agreement, the construction of its terms, and the interpretation of the rights and duties of the parties.

                    AGREEMENT FOR PURCHASE AND SALE OF STOCK
                                       AND
                             PLAN OF REORGANIZATION

                           COUNTERPART SIGNATURE PAGE

                      PERDANA TECHNOLOGY VENTURE SDN, BHD.





     This Counterpart Signature Page for that certain Agreement For Purchase And Sale of Stock And Plan of Reorganization Between Perdana Technology Venture SDN, BHD, a Malaysian company duly formed and existing under the laws of Section 12 of Securities Ind. Act; M. Stephen Roberts; and Note Bankers of America, Inc., a Texas corporation, is executed by Perdana Technology Venture SDN, BHD as of the date first written above.


PERDANA  TECHNOLOGY  VENTURE  SDN,  BHD


BY:  /S/  Dr.  Barjoyai  Bardai

     Name:  Dr.  Barjoyai  Bardai

     Title:  President

                    AGREEMENT FOR PURCHASE AND SALE OF STOCK
                                       AND
                             PLAN OF REORGANIZATION

                           COUNTERPART SIGNATURE PAGE

                          NOTE BANKERS OF AMERICA, INC.





     This Counterpart Signature Page for that certain Agreement For Purchase And Sale of Stock And Plan of Reorganization Between Perdana Technology Venture SDN, BHD, a Malaysian company duly formed and existing under the laws of Section 12 of Securities Ind. Act; M. Stephen Roberts; and Note Bankers of America, Inc., a Texas corporation, is executed by Note Bankers of America, Inc. as of the date first written above.


NOTE  BANKERS  OF  AMERICA,  INC.


BY:  /S/  M.  Stephen  Roberts

     Name:  M.  Stephen  Roberts

     Title:  President

                    AGREEMENT FOR PURCHASE AND SALE OF STOCK
                                       AND
                             PLAN OF REORGANIZATION

                           COUNTERPART SIGNATURE PAGE

                               M. STEPHEN ROBERTS





     This Counterpart Signature Page for that certain Agreement For Purchase And Sale of Stock And Plan of Reorganization Between Perdana Technology Venture SDN, BHD, a Malaysian company duly formed and existing under the laws of Section 12 of Securities Ind. Act; M. Stephen Roberts; and Note Bankers of America, Inc., a Texas corporation, is executed by M. Stephen Roberts as of the date first written above.




/S/  M.  Stephen  Roberts
-------------------------
     M.  STEPHEN  ROBERTS